Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Insured Quality Municipal Fund, Inc.
33-37503, 811-06206

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new
investment
management
agreement

 Common and
 MuniPreferred
 shares voting
 together as a
 class

  MuniPreferred
 shares voting
 together as a
 class
    For

           19,045,201

                          -
   Against

                753,041

                          -
   Abstain

                642,493

                          -
   Broker Non-
Votes

             6,405,665

                          -
      Total

           26,846,400

                          -
To ratify the
selection of Ernst
 & Young LLP as
 the independent
registered public
accounting firm
 for the current
fiscal year

   For

           26,030,985

                          -
   Against

                405,014

                          -
   Abstain

                410,401

                          -
      Total

           26,846,400

                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012844.